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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of earliest event reported): June 30, 2005
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                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)



           Pennsylvania                1-11152                 23-1882087
(State or other jurisdiction of  (Commission File Number)    (IRS Employer
          incorporation)                                  Identification No.)




781 Third Avenue, King of Prussia, PA                           19406-1409
 (Address of Principal Executive Offices)                       (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01.        Entry into a Material Definitive Agreement.

In second quarter 2004, the Compensation Committee of the Board of Directors ("Compensation Committee") of InterDigital Communications Corporation (the "Company") established a Long Term Compensation Program ("Program") applicable to management and executive level employees. On June 30, 2005, the Company's Compensation Committee approved an amendment to the cash award portion of Cycle 2 under the Program which originally covered the period January 1, 2005 to January 1, 2008 ("Cycle 2") as follows:

     o Effective June 30, 2005, the cash award portion of Cycle 2 under the Program is revised to cover a 3 1/2 year period beginning July 1, 2005 to January 1, 2009 ("New Cycle 2"). Only persons eligible to participate in the Program and actively employed on or after July 1, 2005 will be eligible to participate in New Cycle 2. The equity award portion of Cycle 2 under the Program remains in effect as originally established by the terms and conditions of the Program.

     o New performance goals covering New Cycle 2 will be approved by the Company's Compensation Committee.

     o Each employee eligible to participate in Cycle 2 at June 30, 2005 and each former employee who was vested in a pro rata portion of the cash award of Cycle 2 at June 30, 2005 will receive a cash payment ("Interim Payment") covering the period of time from January 1, 2005 to June 30, 2005 ("Interim Period") on or about August 1, 2005.

     o An Interim Payment for each eligible person will be equal to the Pro Rata Amount as defined in accordance with the following terms:

          o Pro Rata Amount = Target Cash Award multiplied by the Applicable Fraction.

          o Target Cash Award = the total cash award the particular individual would have been eligible to receive at the end of Cycle 2 based upon such individual's target and assuming 80% of corporate goals had been met.

          o Applicable Fraction = the number of pay dates during the Interim Period such person was participating in the Program under Cycle 2, divided by 72 (the total number of pay dates during Cycle 2).

The Company expects total Interim Payments of approximately $0.9 million to be equal to the accrued liability at March 31, 2005 related to the Cycle 2 cash award portion of the Program. As a result of the amendment, the Company will not recognize any expense related to the Cycle 2 cash award portion of the Program in second quarter 2005. The Company will begin accruing expenses related to the New Cycle 2 cash award portion of the Program in third quarter 2005 at quarterly levels comparable to Cycle 2 amounts recorded in first quarter 2005.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                             INTERDIGITAL COMMUNICATIONS CORPORATION


                             By: /s/ R.J. Fagan
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                                 Richard J. Fagan
                                 Chief Financial Officer



Dated:  July 7, 2005

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